                                                                     Page 1 of 3
--------------------------------------------------------------------------------
             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                        Statement to Certificateholders
                               September 17, 2001
--------------------------------------------------------------------------------

                          DISTRIBUTION IN DOLLARS
             ORIGINAL       BEGINNING                                                                           ENDING
               FACE         PRINCIPAL                                                REALIZED   DEFERRED       PRINCIPAL
CLASS         VALUE          BALANCE         PRINCIPAL     INTEREST        TOTAL      LOSSES    INTEREST        BALANCE
         --------------   -------------    ------------   ----------   ------------  --------   --------     -------------
  A1     357,735,172.00   43,557,991.55    3,830,357.76   154,921.26   3,985,279.02    0.00       0.00       39,727,633.79
  A2      40,000,000.00    4,870,417.55      428,289.76    17,009.93     445,299.69    0.00       0.00        4,442,127.79
   R               0.00            0.00            0.00   147,541.67     147,541.67    0.00       0.00                0.00

TOTALS   397,735,172.00   48,428,409.10    4,258,647.52   319,472.86   4,578,120.38    0.00       0.00       44,169,761.58
         --------------   -------------    ------------   ----------   ------------    ----       ----       -------------
  SI       8,117,044.50   66,910,556.33            0.00   425,407.48     425,407.48    0.00       0.00        68,965,964.91
         ==============   =============    ============   ==========   ============    ====       ====       ==============

                    FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                      PASS-THROUGH RATES
                                                                                                 CURRENT
            BEGINNING                                                   ENDING                  PASS-THRU
CLASS       PRINCIPAL        PRINCIPAL    INTEREST       TOTAL        PRINCIPAL        CLASS       RATE
         --------------     ----------  -----------   -----------   --------------     -----    ---------
A1         121.76043889    10.70724396   0.43306130   11.14030526     111.05319493       A1      3.880000%
A2         121.76043875    10.70724400   0.42524825   11.13249225     111.05319475       A2      3.810000%
TOTALS     121.76043888    10.70724396   0.80323010   11.51047406     111.05319491
         --------------     ----------  -----------   -----------   --------------       --      --------
 SI      8,243.21664493     0.00000000  52.40915952   52.40915952   8,496.43794733       SI      0.000000%
         ==============    ===========  ===========   ===========   ==============       ==      ========


   IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT
                        THE ADMINISTRATOR LISTED BELOW:

                                Mark M. Volosov
             The Chase Manhattan Bank - Structured Finance Services
                             450 West 33rd, 14th Fl
                            New York, New York 10001
                   Tel: (212) 946-7172 / Fax: (212) 946-8302

[CHASE LOGO]                      (C)COPYRIGHT 2000, CHASE MANHATTAN CORPORATION

--------------------------------------------------------------------------------
             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                               September 17, 2001
--------------------------------------------------------------------------------

Sec. 4.01(i)     Principal Collections received during the Collection Period          4,345,547.92
                 Interest Collections received during the Collection Period             796,093.86
                 Additional Draw Amount                                                  86,910.96

Sec. 4.01(iii)   Floating Allocation Percentage                                         43.072807%
                 Fixed Allocation Percentage                                            98.000000%

Sec. 4.01(iv)    Investor Certificate Interest Collections                              321,875.95
Sec. 4.01(v)     Investor Certificate Principal Collections                           4,258,636.96

Sec. 4.01(vi)    Seller Interest Collections                                            425,407.48
                 Seller Principal Collections                                            86,910.96

Sec. 4.01(xi)    Accelerated Principal Distribution Amount                                   10.56
                 Accelerated Principal Distribution Amount Actually Distributed              10.56

Sec. 4.01(xiii)  Amount Required to be Paid by Seller                                         0.00
                 Amount Required to be Paid by Servicer                                       0.00

Sec. 4.01(xiv)   Servicing Fee                                                           48,810.44
                 Accrued and Unpaid Servicing Fees                                            0.00

Sec. 4.01(xv)    Liquidation Loss Amounts (Net of Charge Off Amounts)                         0.00
                 Charge Off Amounts                                                           0.00
                 Charge Off Amounts allocable to Investor Certificateholders                  0.00
                 Cumulative Loss Amounts                                              1,066,682.19

Sec. 4.01(xvi)   Pool Balance as of end of preceding Collection Period              117,145,046.58
                 Pool Balance as of end of second preceding Collection Period       121,628,610.43

Sec. 4.01(xvii)  Invested Amount                                                     46,199,012.02

Sec. 4.01(xxi)   Has a Rapid Amortization Event Ocurred?                                       YES

Sec. 4.01(xxii)  Has an Event of Default Ocurred?                                               NO

Sec. 4.01(xxiii) Amount Distributed to Credit Enhancer per 5.01(a)(1)                     2,392.53
                 Amount Distributed to Credit Enhancer per 5.01(a)(6)                         0.00
                 Unreimbursed Amounts Due to Credit Enhancer                                  0.00

Sec. 4.01(xxiv)  Guaranteed Principal Distribution Amount                                     0.00

Sec. 4.01(xxv)   Credit Enhancement Draw Amount                                               0.00

Sec. 4.01(xxvi)  Amount Distributed to Seller per 5.01(a)(10)                           147,541.67

Sec. 4.01(xxvii) Maximum Rate                                                               7.3214%
                 Weighted Average Net Loan Rate                                             7.3214%

[CHASE LOGO]                      (C)COPYRIGHT 2000, CHASE MANHATTAN CORPORATION

                                                                     Page 3 of 3
--------------------------------------------------------------------------------
             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                               September 17, 2001
--------------------------------------------------------------------------------

Sec. 4.01(xxviii)       Minimum Seller Interest                                                2,298,836.36

Sec. 4.01(xxix)         Required Servicer Advance                                                      0.00
                        Unreimbursed Required Servicer Advance                                         0.00
                        Required Servicer Advance Reimbursement                                        0.00

Sec. 4.01(xxx)          Spread Account Requirement                                                     0.00
                        Amount on deposit in the Spread Account (after the Spread Withdrawal)          0.00
                        Spread Account Deposit                                                         0.00
                        Spread Account Withdrawal (including Spread Account Deposits)                  0.00

                                 Delinquencies

                                     Group 1

            Period        Number      Principal Balance     Percentage
            ------        ------      -----------------     ----------
           0-30 days         0                  0.00          0.00%
          31-60 days        40          1,392,671.81          1.21%
          61-90 days        13            328,850.13          0.29%
         91-120 days         2             21,082.59          0.02%
           121+ days        12            417,760.24          0.36%
          Total             67          2,160,364.77          1.88%


                              Loans in Foreclosure

                                     Group 1
                --------------------------------------------------
                Number         Principal Balance        Percentage
                ------         -----------------        ----------
                  0                   0.00                 0.00%

                                  Loans in REO

                                    Group 1
                --------------------------------------------------
                Number         Principal Balance        Percentage
                ------         -----------------        ----------
                  0                   0.00                 0.00%

[CHASE LOGO]                      (C)COPYRIGHT 2000, CHASE MANHATTAN CORPORATION